Exhibit 99.1

FORTHESS INVESTMENT GROUP LLC

Contact:	FOR IMMEDIATE RELEASE
Lilly H. Donohue
212-798-6118
Fortress Reports Third Quarter 2008 Financial Results
Third Quarter Highlights
•	Assets under management[1] of $34.3 billion, up 10% from 3Q2007

•	Segment management fees of $156 million, up 25% from 3Q2007 and GAAP management fees of $154 million, up 23% from 3Q2007

•	Raised $2.6 billion of total third-party capital, or $2.4 billion net third-party capital raised

•	Fund management distributable earnings was $63 million versus $115 million in 3Q2007

•	Pre-tax distributable earnings was a loss of $20 million versus DE of $111 million in 3Q2007

•	GAAP net loss, excluding principals agreement compensation, of $2 million. GAAP net loss of $57 million
New York, NY. November 13, 2008 — Fortress Investment Group LLC (NYSE: FIG) today reported its results for the third quarter ended September 30, 2008.
Third Quarter 2008
For the quarter ended September 30, 2008, our GAAP net loss was $57 million, or ($0.66) per diluted share. Excluding principals agreement compensation, third quarter GAAP net loss was $2 million.
Fund management distributable earnings for the third quarter of 2008 was $63 million versus $115 million in the third quarter of 2007. Pre-tax distributable earnings (DE) for the quarter was a loss of $20 million, or ($0.04) per dividend paying share, versus earnings of $111 million for the third quarter 2007.
For reconciliations from pre-tax distributable earnings and fund management DE to GAAP net income (loss), from GAAP net income (loss) excluding principals agreement compensation to GAAP net income (loss), from segment revenues to GAAP revenues and from segment assets to GAAP assets see “Reconciliation of Fund Management DE to Pre-tax Distributable Earnings and GAAP Net Income (Loss)” “Reconciliation of GAAP Net Income (Loss) Excluding Principals Agreement Compensation to GAAP Net Income (Loss)” and “Reconciliation of Segment Revenues to GAAP Revenues & Segment Assets to GAAP Assets” in this release. Distributable earnings is a supplemental measure of our operating performance that we believe provides a meaningful basis for comparison between present and future periods2.

[1]	Assets under management in this press release refers to management fee paying assets under management.

[2]	Comparisons of after tax or per share amounts to periods prior to our reorganization, including the first quarter of 2007 (prior to January 17), may not be meaningful because of the impact of the reorganization transactions on our financial statements.

The Company’s quarterly segment revenues and distributable earnings will fluctuate materially depending upon the performance of our funds and the realization events within our private equity business, as well as other factors. Accordingly, the revenues and profits in any particular quarter should not be expected to be indicative of future results. Quarterly dividends are not necessarily representative of the Company’s earnings in the current quarter.
The following discussion of our results is based on segment reporting as presented in our Quarterly Report on Form 10-Q. Our GAAP statement of operations and balance sheet are presented following this discussion. The following table is a summary presentation of our segment performance with supplemental data provided for informational purposes. For a reconciliation of our segment results to the corresponding GAAP data, see the reconciliation information included later in this release.

Supplemental Data for Three Months:

Three Months Ended September 30, 2008		Private Equity		Hedge Funds		Principal
(in millions)	Total	Funds	Castles	Liquid	Hybrid	Investments
AUM
AUM — July 1, 2008	$35,089	$13,496	$3,498	$9,705	$8,390	$—
Capital raised	1,136	—	—	600	536	—
Redemptions[3,4]	(185)	—	—	(185)	—	—
Increase in invested capital	1,581	1,581	—	—	—	—
Return of Capital	(251)	(141)	—	—	(110)	—
Reset Date	—	—	—	—	—	—
Equity buyback	(31)	—	(31)	—	—	—
Crystallized Incentive Income	(15)	—	—	(15)	—	—
+/- Net Asset Value & Foreign Exchange rate change	(2,985)	(1,199)	(212)	(1,001)	(573)	—

AUM — Ending Balance	$34,339	$13,737	$3,255	$9,104	$8,243	$—

Third-Party Capital Raised	$2,581	$1,445	$—	$600	$536	$—

Segment Revenues
Management fee	$156	$44	$13	$60	$39	$—
Incentive income	(3)	(16)	—	—	13	—

Total	153	28	13	60	52	—

Segment Expenses
Profit sharing compensation expenses	(9)	5	(2)	(5)	(7)	—
Operating expenses	(81)	(15)	(7)	(29)	(30)	—
Unallocated Expenses	—

Total	(90)	(10)	(9)	(34)	(37)	—

Fund Management DE	63	18	4	26	15	—

Investment Income	(73)					(73)
Interest Expense	(10)					(10)

Pre-tax Distributable Earnings	$(20)	$18	$4	$26	$15	$(83)

Weighted Average Dividend Paying Shares and Units Outstanding	462

Three Months Ended September 30, 2007		Private Equity		Hedge Funds		Principal
(in millions)	Total	Funds	Castles	Liquid	Hybrid	Investments
AUM
AUM — July 1, 2007	$28,569	$10,993	$3,173	$7,416	$6,987	$—
New capital raised, increase in invested capital	2,749	1,991	(130)	459	429	—
Return of Capital (PE) / Redemptions (Hedge Funds)	(40)	—	—	(40)	—	—
Reset date	—	—	—	—	—	—
+/- Net Asset Value & Foreign Exchange rate change	(93)	(70)	236	(283)	24	—

AUM — Ending Balance	$31,185	$12,914	$3,279	$7,552	$7,440	$—

Segment Revenues
Management fee	$125	$35	$12	$45	$33	$—
Incentive income	94	84	—	—	10	—

Total	219	119	12	45	43	—

Segment Expenses
Profit sharing compensation expenses	(37)	(28)	(1)	(2)	(6)	—
Operating expenses	(64)	(9)	(6)	(19)	(30)	—
Unallocated Expenses	(3)

Total	(104)	(37)	(7)	(21)	(36)	—

Fund Management DE	115	82	5	24	7	—

Investment Income	3					3
Interest Expense	(7)					(7)

Pre-tax Distributable Earnings	$111	$82	$5	$24	$7	$(4)

Weighted Average Dividend Paying Shares and Units Outstanding	431

Supplemental Data for Nine Months:

Nine Months Ended September 30, 2008		Private Equity		Hedge Funds		Principal
(in millions)	Total	Funds	Castles	Liquid	Hybrid	Investments
AUM
AUM — January 1, 2008	$33,234	$13,278	$3,328	$8,128	$8,500	$—
Capital raised	4,955	745	—	2,811	1,399	—
Redemptions[3,4]	(1,072)	—	—	(599)	(473)	—
Increase in invested capital	2,629	2,629	—	—	—	—
Return of Capital	(658)	(335)	—	(7)	(316)	—
Reset Date	—	—	—	—	—	—
Equity buyback	(31)	—	(31)	—	—	—
Crystallized Incentive Income	(110)	—	—	(15)	(95)	—
+/- Net Asset Value & Foreign Exchange rate change	(4,608)	(2,580)	(42)	(1,214)	(772)	—

AUM — Ending Balance	$34,339	$13,737	$3,255	$9,104	$8,243	$—

Third-Party Capital Raised	$8,244	$4,034	$—	$2,811	$1,399	$—

Segment Revenues
Management fee	$451	$128	$41	$170	$112	$—
Incentive income	44	13	—	17	14	—

Total	495	141	41	187	126	—

Segment Expenses
Profit sharing compensation expenses	(61)	(8)	(4)	(38)	(11)	—
Operating expenses	(225)	(33)	(25)	(78)	(89)	—
Unallocated Expenses	—

Total	(286)	(41)	(29)	(116)	(100)	—

Fund Management DE	209	100	12	71	26	—

Investment Income	(83)					(83)
Interest Expense	(30)					(30)

Pre-tax Distributable Earnings	$96	$100	$12	$71	$26	$(113)

Weighted Average Dividend Paying Shares and Units Outstanding	450

Nine Months Ended September 30, 2007		Private Equity		Hedge Funds		Principal
(in millions)	Total	Funds	Castles	Liquid	Hybrid	Investments
AUM
AUM — January 1, 2007	$20,853	$7,539	$2,842	$5,022	$5,450	$—
New capital raised, increase in invested capital	11,578	7,609	201	2,235	1,533	—
Return of Capital (PE) / Redemptions (Hedge Funds)	(862)	(691)	—	(118)	(53)	—
Reset Date	(1,367)	(1,367)	—	—	—	—
+/- Net Asset Value & Foreign Exchange rate change	983	(176)	236	413	510	—

AUM — Ending Balance	$31,185	$12,914	$3,279	$7,552	$7,440	$—

Segment Revenues
Management fee	$341	$98	$35	$114	$94	$—
Incentive income	544	274	18	158	94	—

Total	885	372	53	272	188	—

Segment Expenses
Profit sharing compensation expenses	(242)	(101)	(8)	(89)	(44)	—
Operating expenses	(185)	(22)	(21)	(54)	(88)	—
Unallocated Expenses	(10)

Total	(437)	(123)	(29)	(143)	(132)	—

Fund Management DE	448	249	24	129	56	—

Investment Income	52					52
Interest Expense	(26)					(26)

Pre-tax Distributable Earnings	$474	$249	$24	$129	$56	$26

Weighted Average Dividend Paying Shares and Units Outstanding	422

[3]	The liquid hedge funds had redemptions of approximately $0.9 billion on October 1, 2008. In addition, the liquid hedge funds have received notice of an additional $1.7 billion in redemptions which would become payable on or before the end of January 2009.

[4]	The hybrid hedge funds, which have an annual notice date for redemptions, received notice of $1.9 billion of redemptions effective December 31, 2008. Redemptions will be paid out over time as the underlying investments are liquidated, in accordance with the governing documents of the applicable funds.

Overview
We manage $34.3 billion of assets in private equity funds and hedge funds as of September 30, 2008. Fortress’s revenues consist of (i) management fees, which are based on the size of our funds, (ii) incentive income, which is based on the performance of our funds, and (iii) investment income, which is based on our principal investments.
In the third quarter of 2008, we generated fund management DE of $63 million. After principal investments, Fortress generated pre-tax distributable earnings of a loss of $20 million for the quarter ended September 30, 2008. These results include $50 million in non-cash impairments.
For the quarter ended September 30, 2008, the private equity segments accounted for approximately 27% of total segment revenues and the hedge fund segments accounted for approximately 73% of total segment revenues.
For the quarter ended September 30, 2008, the private equity and hedge fund businesses accounted for approximately 35% and 65%, respectively, of total fund management DE.
Private Equity — Funds
For the quarter ended September 30, 2008, the Company’s private equity funds generated $18 million of pre-tax distributable earnings as compared to $82 million for the quarter ended September 30, 2007.
Assets under management as of September 30, 2008 increased 6.4% to $13.7 billion from $12.9 billion as of September 30, 2007.
As of September 30, 2008, our funds’ private equity capital invested in non-public transactions totaled approximately $11 billion, and our private equity funds’ unfunded commitments were approximately $495 million.
Private Equity — Castles
For the quarter ended September 30, 2008, the Company’s Castles generated $4 million of pre-tax distributable earnings as compared to $5 million for the quarter ended September 30, 2007.
Assets under management remained stable at $3.3 billion from September 30, 2007 to September 30, 2008.
Liquid Hedge Funds
For the quarter ended September 30, 2008, the Company’s liquid hedge fund business generated $26 million of pre-tax distributable earnings as compared to $24 million for the quarter ended September 30, 2007.
Assets under management increased 20.6% to $9.1 billion as of September 30, 2008 from $7.6 billion as of September 30, 2007. September 30 redemption notices (which are taken into account for purposes of AUM as of October 1, 2008) were approximately $0.9 billion. We have received notices of approximately $1.7 billion in additional redemptions to date.

The following table shows our Assets Under Management by fund:

(dollars in billions)	September 30, 2008	December 31, 2007	September 30, 2007
Drawbridge Global Macro Funds[5]	$8.0	$8.1	$7.6
Fortress Commodities Fund[6]	$1.1	$0.0	$0.0
The following table shows our gross and net returns by fund: 7

	Three Months Ended	Nine Months Ended
	September 30, 2008	September 30, 2008
Gross Returns[8]
Drawbridge Global Macro Fund Ltd.	-10.6%	-12.2%
Fortress Commodities Fund L.P.	-1.1%	11.1%

Net Returns[8]
Drawbridge Global Macro Fund Ltd.	-11.1%	-13.5%
Fortress Commodities Fund L.P.	-1.6%	7.2%
Hybrid Hedge Funds
For the quarter ended September 30, 2008, the Company’s hybrid hedge fund business generated $15 million of pre-tax distributable earnings as compared to $7 million for the quarter ended September 30, 2007.
Assets under management increased 10.8% to $8.2 billion as of September 30, 2008 from $7.4 billion as of September 30, 2007. The hybrid hedge funds, which have an annual notice date for redemptions, received notice of $1.9 billion of redemptions effective December 31, 2008. Redemptions will be paid out over time as the underlying investments are liquidated, in accordance with the governing documents of the applicable funds.
The following table shows our Assets Under Management by fund:

(dollars in billions)	September 30, 2008	December 31, 2007	September 30, 2007
Drawbridge Special Opportunities Funds[9]	$6.4	$6.8	$6.3
Fortress Partners Funds[10]	$1.8	$1.7	$1.1

[5]	Consolidated AUM for Drawbridge Global Macro Fund Ltd, Drawbridge Global Macro Fund LP and Drawbridge Global Macro Managed Accounts.

[6]	Fund commenced operations in January 2008.

[7]	The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Gross returns reflect performance data prior to any fees borne by the Fund while net returns reflect performance data after taking into account any fees borne by the Fund. Specific performance may vary based on, among other things, whether fund investors are invested in one or more Special Investments.

[8]	Estimated Gross October 2008 returns are as follows: Drawbridge Global Macro fund Ltd. -7.3%, Fortress Commodities Fund LP 1.4%. Estimated Net October 2008 returns are as follows: Drawbridge Global Macro fund Ltd. -7.4%, Fortress Commodities Fund LP 1.2%.

[9]	Consolidated AUM for Drawbridge Special Opportunities Fund Ltd., Drawbridge Special Opportunities Fund LP and Drawbridge Special Opportunities Fund Managed Accounts.

[10]	Consolidated AUM for Fortress Partners Offshore Fund LP and Fortress Partners Fund LP.

The following table shows our gross and net returns by fund: 11

	Three Months Ended	Nine Months Ended
	September 30, 2008	September 30, 2008
Gross Returns[12]
Drawbridge Special Opportunities LP	-4.6%	-4.3%
Drawbridge Special Opportunities Ltd	-4.6%	-5.5%
Fortress Partners Fund LP	-12.4%	-15.5%
Fortress Partners Offshore Fund LP	-9.9%	-11.5%

Net Returns[12]
Drawbridge Special Opportunities LP	-5.1%	-5.7%
Drawbridge Special Opportunities Ltd	-5.1%	-7.2%
Fortress Partners Fund LP	-12.8%	-16.5%
Fortress Partners Offshore Fund LP	-10.3%	-12.5%
Principal Investments
At September 30, 2008, we had $1.0 billion of assets (excluding $0.3 billion of cash and cash equivalents) in our principal investments segment, compared to $1.0 billion (excluding $0.2 billion of cash and cash equivalents) at September 30, 2007. During the three months ended September 30, 2008, we increased our commitments to our principal investments by $24 million and funded $54 million of our commitments. We had $154 million of unfunded commitments to our principal investments as of September 30, 2008.
Our principal investments segment generated a loss of $83 million for the three months ended September 30, 2008, due to impairments of $50 million on our investments in a number of our private equity funds, a $23 million loss on the mark to market value of our investments in our hedge funds and $10 million of net interest expense.
Segment Expenses
Segment expenses were $90 million in the third quarter of 2008, down from $104 million from the third quarter of 2007. Segment expenses for the third quarters of 2008 and 2007 included $9 million and $37 million of profit sharing compensation, respectively, which is a function of the performance of various funds.
Fortress’s headcount increased by approximately 2.3% since the second quarter of 2008. As of September 30, 2008, the firm and its affiliates employed 900 people around the world.

[11]	Estimated Gross October 2008 returns are as follows: Fortress Partners Fund LP -10.7%, Fortress Partners Fund LTD -8.5%, Drawbridge Special Opportunities LP -9.6%, Drawbridge Special Opportunities LTD -9.3%. Estimated Net October 2008 returns are as follows: Drawbridge Special Opportunities LP -9.8%, Drawbridge Special Opportunities LTD -9.5%, Fortress Partners Fund LP -10.7%, Fortress Partners Fund LTD -8.6%.

[12]	The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Gross returns reflect performance data prior to any fees borne by the Fund while net returns reflect performance data after taking into account any fees borne by the Fund. Specific performance may vary based on, among other things, whether fund investors are invested in one or more Special Investments.

The Company had $298 million of share-based compensation expense (primarily relating to expense recorded in connection with the principals agreement, the issuance of restricted stock units to Fortress employees in the IPO, and the issuance of restricted partnership units) for the quarter ended September 30, 2008, which contributed to our reporting a GAAP net loss per share. Share-based compensation expense is not included in segment expenses or in the calculation of distributable earnings.
Non-GAAP Information
Fortress discloses certain non-GAAP financial information, which management believes provides a meaningful basis for comparison among present and future periods. The following are non-GAAP measures used in the accompanying financial information:
•	Pre-tax distributable earnings (DE)

•	Fund management DE

•	Segment revenues

•	Segment management fees

•	GAAP net income excluding principals agreement compensation

•	Segment assets
We urge you to read the reconciliation of such data to the related GAAP measures appearing later in this release.
Conference Call
Management will host a conference call today, Thursday, November 13, 2008 at 8:00 AM eastern time. A copy of the earnings release and an online presentation will be posted to the Investor Relations section of Fortress’s website, www.fortress.com.
All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-877-252-8576 (from within the U.S.) or 1-706-679-1521 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress Third Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.
A telephonic replay of the conference call will also be available until 11:59 P.M. eastern time on Friday, November 21, 2008 by dialing 1-800-642-1687 (from within the U.S.) or 1-706-645-9291 (from outside of the U.S.); please reference access code “70216393.”
Fortress is a leading global alternative asset manager with approximately $34.3 billion in assets under management as of September 30, 2008. Fortress manages private equity funds and hedge funds. Fortress was founded in 1998. For more information regarding Fortress Investment Group LLC or to be added to our e-mail distribution list, please visit www.fortress.com.
Cautionary Note Regarding Forward-Looking Statements — Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our sources of management fees, incentive income and investment income, estimated fund performance, the amount and source of expected capital commitments, amount of redemptions and our effective tax rate. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the sources and amounts of management fees, incentive income and investment income, the amount and source of expected capital commitments for any new fund, redemption amounts or our effective tax rate may differ, possibly materially, from these forward-looking statements, and any such differences could cause our actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each of which is, or will be, available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Fortress Investment Group LLC
(Prior to January 17, 2007, Fortress Operating Group)
Consolidated and Combined Statements of Operations (Unaudited)
(dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues
Management fees from affiliates	$154,266	$124,991	$447,928	$286,956
Incentive income from affiliates	718	106,690	56,162	283,879
Other revenues	30,152	15,601	70,022	51,866
Interest and dividend income — investment company holdings
Interest income	—	—	—	243,713
Interest income from controlled affiliate investments	—	—	—	4,707
Dividend income	—	—	—	7,436
Dividend income from controlled affiliate investments	—	—	—	53,174

	185,136	247,282	574,112	931,731

Expenses
Interest expense
Investment company holdings	—	—	—	132,620
Other	9,481	7,285	29,705	26,016
Compensation and benefits	134,774	101,703	399,253	507,003
Principals agreement compensation	239,976	232,048	714,710	612,981
General, administrative and other	23,536	17,412	59,852	80,320
Depreciation and amortization	2,437	2,230	7,309	6,423

	410,204	360,678	1,210,829	1,365,363

Other Income (Loss)
Gains (losses) from investments
Investment company holdings
Net realized gains (losses)	—	—	—	86,264
Net realized gains (losses) from controlled affiliate investments	—	—	—	715,024
Net unrealized gains (losses)	—	—	—	(19,928)
Net unrealized gains (losses) from controlled affiliate investments	—	—	—	(1,428,837)
Other investments
Net realized gains (losses)	(2,477)	777	(803)	831
Net realized gains (losses) from affiliate investments	(671)	(2,475)	(516)	143,017
Net unrealized gains (losses)	—	(1,921)	—	(2,597)
Net unrealized gains (losses) from affiliate investments	(6,951)	(54,579)	(43,352)	(221,745)
Earnings (losses) from equity method investees	(37,921)	(30,716)	(113,550)	(23,289)

	(48,020)	(88,914)	(158,221)	(751,260)

Income (Loss) Before Deferred Incentive Income, Principals’ and Others’ Interests in Income of Consolidated Subsidiaries and Income Taxes	(273,088)	(202,310)	(794,938)	(1,184,892)
Deferred incentive income	—	—	—	307,034
Principals’ and others’ interests in (income) loss of consolidated subsidiaries	210,012	152,534	612,692	854,550

Income (Loss) Before Income Taxes	(63,076)	(49,776)	(182,246)	(23,308)
Income tax benefit (expense)	5,636	12,219	333	(7,237)

Net Income (Loss)	$(57,440)	$(37,557)	$(181,913)	$(30,545)

Dividends declared per Class A share	$—	$0.2250	$0.4500	$0.6174

Earnings Per Unit — Fortress Operating Group	January 1 through January 16

Net income per Fortress Operating Group unit				$0.36

Weighted average number of Fortress Operating Group units outstanding				367,143,000

Earnings Per Class A share — Fortress Investment Group
	January 17 through September 30

Net income (loss) per Class A share, basic	$(0.61)	$(0.41)	$(1.96)	$(1.83)

Net income (loss) per Class A share, diluted	$(0.66)	$(0.52)	$(1.97)	$(1.83)

Weighted average number of Class A shares outstanding, basic	94,938,434	94,894,636	94,915,666	91,255,519

Weighted average number of Class A shares outstanding, diluted	407,009,984	406,966,186	406,987,216	91,255,519

Fortress Investment Group LLC
Consolidated Balance Sheets
(dollars in thousands, except share data)

	September 30,
	2008	December 31,
	(Unaudited)	2007
Assets
Cash and cash equivalents	$259,252	$100,409
Due from affiliates	49,429	198,669
Investments
Equity method investees	949,709	1,091,918
Options in affiliates	137	16,001
Deferred tax asset	517,578	511,204
Other assets	78,772	71,580

	$1,854,877	$1,989,781

Liabilities and Shareholders’ Equity

Liabilities
Accrued compensation and benefits	$146,702	$269,324
Due to affiliates	395,508	455,734
Dividends payable	—	21,285
Deferred incentive income	163,635	173,561
Debt obligations payable	750,000	535,000
Other liabilities	57,726	36,729

	1,513,571	1,491,633

Commitments and Contingencies

Principals’ and Others’ Interests in Equity of Consolidated Subsidiaries	174,854	308,023

Shareholders’ Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 94,609,525 and 94,597,646 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively.	—	—
Class B shares, no par value, 750,000,000 shares authorized, 312,071,550 shares issued and outstanding	—	—
Paid-in capital	538,619	384,700
Retained earnings (accumulated deficit)	(373,004)	(193,200)
Accumulated other comprehensive income (loss)	837	(1,375)

	166,452	190,125

	$1,854,877	$1,989,781

Fortress Investment Group LLC
(Prior to January 17, 2007, Fortress Operating Group)
Reconciliation of Fund Management DE to Pre-tax Distributable
Earnings and GAAP Net Income (Loss)
(dollars in millions)

	Three Months Ended
	September 30, 2008	September 30, 2007

Fund Management DE	$63	$115

Investment Income (Loss)	(73)	3
Interest Expense	(10)	(7)

Pre-tax Distributable Earnings	(20)	111

Private equity incentive income	1	23
Hybrid hedge fund incentive income	—	(9)
Castle option incentive income	—	—
Reserve for clawback	16	—
Castle options management fee	—	—
Distributions of earnings from equity method investees	—	(2)
Earnings from equity method investees	(13)	(31)
Gains/losses on options	(1)	(58)
Gains/losses on other Investments	(6)	—
Impairment of investments	50	—
Employee equity-based compensation	(58)	(32)
Principal compensation	(240)	(232)
Employee portion of incentive income	—	25
Principals’ interest in income of consolidated subsidiaries	208	155
Taxes	6	12

GAAP Net Income (Loss)[13]	$(57)	$(38)

	Nine Months Ended
	September 30, 2008	September 30, 2007

Fund Management DE	$209	$448

Investment Income (Loss)	(83)	52
Interest Expense	(30)	(26)

Pre-tax Distributable Earnings	96	474

Private equity incentive income	10	44
Hybrid hedge fund incentive income	—	(92)
Castle option incentive income	—	—
Reserve for clawback	16	—
Castle options management fee	—	2
Distributions of earnings from equity method investees	—	(14)
Earnings from equity method investees	(81)	(50)
Gains/losses on options	(16)	(83)
Gains/losses on other Investments	(27)	—
Impairment of investments	60	—
Employee equity-based compensation	(147)	(99)
Principal compensation	(715)	(613)
Employee portion of incentive income	10	5
Principals’ interest in income of consolidated subsidiaries	612	402
Taxes	—	(7)

GAAP Net Income (Loss)[13]	$(182)	$(31)

[13]	We had GAAP net income of $133.4 million for the period from January 1, 2007 through January 16, 2007 and a GAAP net loss of $163.9 million for the period from January 17, 2007 through September 30, 2007.

Fortress Investment Group LLC
(Prior to January 17, 2007, Fortress Operating Group)
Reconciliation of Segment Revenues to GAAP Revenues & Segment Assets to GAAP Assets
(dollars in millions)

	Three Months Ended
	September 30, 2008	September 30, 2007
Segment Revenues	$153	$219
Adjust management fees	(2)	—
Adjust incentive income	4	13
Adjust income from the receipt of options	—	—
Other revenues	30	16
Consolidation and elimination	—	—

GAAP Revenues	$185	$248

	Nine Months Ended
	September 30, 2008	September 30, 2007
Segment Revenues	$495	$885
Adjust management fees	(3)	(2)
Adjust incentive income	13	(49)
Adjust income from the receipt of options	—	2
Other revenues	69	48
Consolidation and elimination	—	48

GAAP Revenues	$574	$932

	Assets as of
	September 30, 2008	September 30, 2007
Segment Assets	$1,887	$1,740
Equity investments from fair value to equity method	—	(37)
Equity investments from cost to equity method	(65)	24
Equity investments from net to gross of employees interests	33	73
Option investments from intrinsic value to fair value	—	8

GAAP Assets	$1,855	$1,808

“Distributable earnings” is our supplemental measure of operating performance. It reflects the value created which management considers available for distribution during any period. As compared to generally accepted accounting principles (“GAAP”) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income and it is not necessarily indicative of liquidity or cash available to fund our operations. For a complete discussion of distributable earnings and its reconciliation to

GAAP, as well as an explanation of the calculation of distributable earnings impairment, see note 10 to our financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.
Our management uses distributable earnings:
•	in its determination of periodic distributions to equity holders;

•	in making operating decisions and assessing the performance of each of our core businesses;

•	for planning purposes, including the preparation of our annual operating budgets; and

•	as a valuation measure in strategic analyses in connection with the performance of our funds and the performance of our employees.
Growing distributable earnings is a key component to our business strategy and distributable earnings is the supplemental measure used by our management to evaluate the economic profitability of each of our businesses and our total operations. Therefore, we believe that it provides useful information to our investors in evaluating our operating performance. Our definition of distributable earnings is not based on any definition contained in our amended and restated operating agreement.
Fortress Investment Group LLC
(Prior to January 17, 2007, Fortress Operating Group)
Reconciliation of GAAP Net Income (Loss) Excluding Principals Agreement
Compensation to GAAP Net Income (Loss)
(dollars in thousands)

	Three months ended	Nine months ended
	September 30, 2008	September 30, 2008
GAAP net loss	$(57,440)	$(181,913)
Principals agreement compensation	239,976	714,710
Portion not allocable to public shareholders	(184,157)	(548,468)

GAAP net loss excluding principals agreement compensation	$(1,621)	$(15,671)